Exhibit 3.1



                            CERTIFICATE OF AMENDMENT
                     TO THE AMENDED AND RESTATED BY-LAWS OF

                            ZOLL MEDICAL CORPORATION

         The undersigned, being the Secretary of ZOLL Medical Corporation., a Massachusetts corporation (the "Corporation"), hereby certifies that the Board of Directors of the Corporation approved the following amendments to the Amended and Restated By-Laws (the "By-laws") of the Corporation, effective as of the date indicated below.

1. That Article IV, Section 1 of the By-laws shall be amended by deleting the first sentence of such section in its entirety and substituting therefore the following:

                  "Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors; provided, however, that the Board of Directors may provide that some or all of any or all classes or series of shares of the Corporation shall be uncertificated shares, in which case the holders of such shares will not be entitled to certificates with respect to such shares, unless a holder requests a certificate with respect to such shares."

2.   That Article IV,  Section 2 of the By-laws shall be amended by deleting the section in its entirety and substituting therefore the following:

                  "Subject to any restrictions on transfer, shares of stock may be transferred on the books of the Corporation, and, further, if such shares are certificated shares, by the surrender to the Corporation or its transfer agent of the certificate therefore properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require."

Date:    January 24, 2007



                                          /s/ Stephen Korn
                                          ----------------
                                       Stephen Korn, Secretary